EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the use of our report dated April 16, 2003 for Columbia Partners Equity Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 7778 to AmeriPrime Funds' Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Accountants" in the Statement of Additional Information of the Fund.


          /s/
-------------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio


July 25, 2003


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